Exhibit 24.1

ALLIANCE SECURITIES CORP.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mehrdad Elie, Lisa Duehring, Thomas Sullican and Yousef Yahid as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Alliance Securities Corp.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Alliance Securities Corp. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE
/s/ Mehrdad Elie Mehrdad Elie	Director, Chief Executive Officer (Principal Executive Officer) and President	June 20, 2006

/s/ Thomas Sullivan Thomas Sullivan	Director, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 20, 2006

/s/ Lisa Duehring Lisa Duehring	Director, Vice President and Secretary	June 20, 2006

/s/ Yousef Yahid Yousef Yahid	Director	June 20, 2006